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                      UNITED MEDICORP, INC. AND SUBSIDIARIES

EXHIBIT 16.1 TO FORM 8-K


                     (Letterhead of PricewaterhouseCoopers LLP)


PricewaterhouseCoopers LLP
2001 Ross Avenue, Suite 1800
Dallas, Texas 75201-2997
Telephone (214) 754-7900



January 25, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of United Medicorp, Inc.'s Form 8-K dated January 27, 1999 and are in agreement with the statements contained in paragraphs 4(a)-(c) therein.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP